UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2010 (June 28, 2010)

ENERGY PARTNERS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-16179	72-1409562
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 St. Charles Avenue, Suite 3400

New Orleans, Louisiana 70170

(Address of principal executive offices) (Zip Code)

(504) 569-1875

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On June 28, 2010 (the “Redemption Date”), Energy Partners, Ltd. (the “Company”) completed the redemption of its 20% Senior Subordinated Secured PIK Notes due 2014 (the “Notes”), as reported in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on June 17, 2010, which Form 8-K is hereby incorporated herein by reference.

As previously described by the Company in its filings with the SEC, upon the Company’s exit from its reorganization under Chapter 11 of the Bankruptcy Code in September 2009 and as part of the Company’s exit financing under its plan of reorganization (the “Plan of Reorganization”), the Company issued the Notes in an aggregate principal amount of $61,112,000 to certain affiliates of Carlson Capital, L.P., Wexford Capital LP and certain other purchasers (collectively, the “Purchasers”) in exchange for the Purchasers’ participation in the Company’s exit financing. The Company’s issuance of the Notes to the Purchasers was approved by the Bankruptcy Court as part of the Plan of Reorganization, and the Notes were issued pursuant to an Indenture (the “Indenture”), dated September 21, 2009, among the Company, the guarantors thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), and a Purchase Agreement, dated September 21, 2009, among the Company, the guarantors thereto and the Purchasers. As a result of an original issue discount required by the Purchasers, the Company received approximately $55 million of net proceeds at closing from the issuance of the Notes. Interest on the Notes was payable in-kind semi-annually in arrears on January 1 and July 1 of each year. The Company’s obligations evidenced by the Notes were subordinated to the Company’s obligations under its existing credit facility and under hedging contracts with the lenders under its existing credit facility, and were secured by, among other things, a second lien on the oil and gas properties of the Company to which ninety percent (90%) of the present value of the Company’s proved reserves is attributable.

Steven J. Pully, a current director of the Company, serves as General Counsel of Carlson Capital, L.P. (collectively with its affiliates, “Carlson Capital”), which owned Notes with principal and accrued interest in the amount of approximately $10,724,183 as of the Redemption Date. According to Amendment No. 6 to Schedule 13D filed by Carlson Capital with the SEC on September 25, 2009, Carlson Capital is the beneficial owner of 4,038,221 shares of the Company’s common stock. Marc McCarthy, another current director of the Company, is a Vice President and Senior Analyst at Wexford Capital LP (collectively with its affiliates, “Wexford Capital”), which owned Notes with principal and accrued interest in the amount of approximately $19,327,098 as of the Redemption Date. According to Amendment No. 4 to Schedule 13D filed by Wexford Capital with the SEC on September 29, 2009, Wexford Capital is the beneficial owner of 7,058,630 shares of the Company’s common stock. Farallon Partners, L.L.C. (collectively with its affiliates, “Farallon”), another significant stockholder of the Company, owned Notes with principal and accrued interest in the amount of approximately $14,094,640 as of the Redemption Date. According to Amendment No. 2 to Schedule 13G filed by Farallon with the SEC on April 23, 2010, Farallon is the beneficial owner of 2,859,337 shares of the Company’s common stock.

The aggregate cash payment paid by the Company for the redemption of the Notes, including accrued and unpaid interest thereon up to but not including the Redemption Date, totaled approximately $70.9 million and, upon tendering such payment to the Trustee, the Company discharged all of its obligations under the Indenture.

A copy of the press release, dated June 29, 2010, relating to, among other things, the Company’s redemption of the Notes is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a) On June 28, 2010, the Company dismissed KPMG LLP (“KPMG”) as its independent registered public accounting firm and engaged PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm. The Company’s Audit Committee recommended and approved the decision to change the Company’s independent registered public accounting firm.

None of KPMG’s reports on the Company’s consolidated financial statements for the Company’s two most recent fiscal years (the years ended December 31, 2009 and December 31, 2008) contained any adverse opinion or disclaimer of opinion, or were qualified or modified as to uncertainty, audit scope or accounting principles, except for KPMG’s report on the Company’s consolidated financial statements as of December 31, 2008, and for the year then ended, which was modified as to uncertainty because of substantial doubt about the Company’s ability to continue as a going concern.

During the Company’s two most recent fiscal years and through the date hereof, there were no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to KPMG’s satisfaction, would have caused KPMG to make a reference to the matter in its reports on the Company’s financial statements for such years.

During the Company’s two most recent fiscal years and through the date hereof, there were no “reportable events” (as defined by Item 304(a)(1)(v) of Regulation S-K), except that, as disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, the Company identified the following material weaknesses in the Company’s internal control over financial reporting as of December 31, 2008:

•

Control Environment over Financial Reporting. The Company lacked sufficient resources and accounting expertise to perform effective supervisory reviews and monitoring activities over financial reporting matters and controls related to matters involving judgments and estimates.

•

Complex or Non-Routine Accounting Matters. The Company lacked sufficient expertise and resources within the organization to effectively identify and evaluate the financial reporting implications of complex or non-routine accounting matters, such as application of SFAS No. 143, “Accounting for Asset Retirement Obligations.”

•

Period-End Financial Reporting Process. The Company also lacked sufficient expertise and resources within the organization to ensure journal entries, both recurring and non-recurring, were accompanied by sufficient supporting documentation and were adequately reviewed and approved prior to being recorded.

As a result of the above material weaknesses, there were material errors in the Company’s asset retirement obligations and impairments, and those errors were corrected prior to the issuance of the Company’s financial statements. The Company reported no material weaknesses in its internal control over financial reporting as of December 31, 2009 in its Annual Report on Form 10-K for the year ended December 31, 2009.

The Company provided KPMG with a copy of this Current Report on Form 8-K and requested KPMG furnish the Company with a letter addressed to the SEC stating whether it agrees with the above statements. KPMG’s letter is attached as Exhibit 16.1 to this Current Report and is incorporated herein by reference.

(b) As described above, the Company engaged PricewaterhouseCoopers LLP as its new independent registered public accounting firm as of June 28, 2010. During the Company’s two most recent fiscal years and through the date hereof, the Company has not consulted PricewaterhouseCoopers LLP regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

16.1*	Letter from KPMG LLP dated July 1, 2010, addressed to the Securities and Exchange Commission

99.1*	Press Release, dated June 29, 2010

*	Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2010

ENERGY PARTNERS, LTD.

By:	/s/ John H. Peper
John H. Peper
Executive Vice President, General Counsel and Corporate Secretary

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